The Cincinnati Insurance Company ▪  The Cincinnati Indemnity Company

The Cincinnati Casualty Company ▪ The Cincinnati Specialty Underwriters Insurance Company

The Cincinnati Life Insurance Company ▪  CFC Investment Company ▪ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768

CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik, 513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2013 Results

Cincinnati, July 25, 2013 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	Second-quarter 2013 net income of $110 million, or 66 cents per share, compared with $32 million, or 20 cents per share, in the second quarter of 2012.
•	$72 million rise in operating income* to $100 million, or 61 cents per share, more than tripling the second quarter of 2012 at $28 million, or 17 cents per share.
•	$78 million increase in second-quarter 2013 net income reflected the after-tax net effect of two primary items: $72 million improvement in the contribution from property casualty underwriting, including a favorable effect of $46 million from lower natural catastrophe losses; plus a $6 million increase from net realized investment gains.
•	$34.83 book value per share at June 30, 2013, up 4 percent from December 31, 2012.
•	6.4 percent value creation ratio for the first six months of 2013, compared with 4.2 percent for the first half of 2012.

Financial Highlights

(Dollars in millions except share data in thousands)	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change %	2013	2012	Change %
Revenue Highlights
Earned premiums	$954	$877	9	$1,885	$1,716	10
Investment income, pretax	131	132	(1)	259	263	(2)
Total revenues	1,104	1,020	8	2,207	2,006	10
Income Statement Data
Net income	$110	$32	244	$264	$118	124
Net realized investment gains and losses	10	4	150	36	13	177
Operating income*	$100	$28	257	$228	$105	117
Per Share Data (diluted)
Net income	$0.66	$0.20	230	$1.60	$0.72	122
Net realized investment gains and losses	0.05	0.03	67	0.22	0.07	214
Operating income*	$0.61	$0.17	259	$1.38	$0.65	112

Book value				$34.83	$31.66	10
Cash dividend declared	$0.4075	$0.4025	1	$0.815	$0.805	1
Weighted average shares outstanding	165,442	163,514	1	165,151	163,328	1

Insurance Operations Second-Quarter Highlights

•	96.4 percent second-quarter 2013 property casualty combined ratio, improved from 109.5 percent for second-quarter 2012.
•	9 percent increase in second-quarter net written premiums, reflecting higher pricing and planned growth from strategic initiatives.
•	$139 million second-quarter 2013 property casualty new business written premiums, up $8 million to a record high for any quarter. Agencies appointed since the beginning of 2012 contributed $12 million or 9 percent to total second-quarter new business written premiums.
•	8 cents per share contribution from life insurance operating income to second-quarter results, up 2 cents from 2012.

Investment and Balance Sheet Highlights

•	1 percent or $1 million decline in second-quarter 2013 pretax investment income, as higher stock portfolio dividends nearly offset lower interest income.
•	2 percent six-month rise in fair value of invested assets plus cash at June 30, 2013, including a 15 percent increase for the equity portfolio that offset a 1 percent decrease for the bond portfolio.
•	$1.338 billion parent company cash and marketable securities at June 30, 2013, up 16 percent from year-end 2012.

*	The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.
**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 9).

CINF 2Q13 Release	1

Profits on the Rise

Steven J. Johnston, president and chief executive officer, commented: “On both a net and operating basis, our earnings rose to the best level for any second quarter and any first half since 2007. Higher insurance underwriting profits drove the improvement, with pretax income from our investment portfolio also contributing at nearly the same satisfactory level reported for last year’s second quarter. Our $34 million underwriting profit was the first second-quarter gain we’ve reported in six years, making this the sixth quarter out of the past seven with underwriting profit.”

Lower Catastrophe and Non Catastrophe Insurance Losses

“While unfortunately not the case across the country, the weather this spring was milder, compared with last year’s severe storms, for policyholders in our 39 states of operation. Lower catastrophe losses accounted for 9.5 percentage points of our overall 13 points of combined ratio improvement over last year’s second quarter. We attribute the other 3.5 points of improvement to the pricing precision we are achieving by leveraging data and analytics, refined underwriting guidelines, loss cost containment measures and increased staff expertise. Improvement took place across all of our property casualty segments, for an overall second-quarter combined ratio of 96.4 percent, including 10.1 points of favorable reserve development. Core underwriting for the first half, before catastrophe losses and prior accident year reserve development, improved nearly 7 points over results reported for the 2012 first half.”

Continued Investment in Growth and Long-Term Strength

“Our consolidated property casualty net written premiums rose 9 percent compared with the second quarter of 2012. This growth reflects more adequate and precise pricing, exposure growth, product development and expansion of our agency plant. Healthy production from additional agencies appointed since the beginning of 2012 helped increase total new business premiums by 6 percent, with standard market commercial lines new business reaching $100 million for the first time. Excess and surplus lines new business slowed as we exercised the caution appropriate for current market conditions. Total excess and surplus net written premiums grew 22 percent on renewal price increases.

“Personal lines net written premiums rose 9 percent, with retention of renewing policies in line with our high historical average. As expected, growth of our personal lines new business slowed as a result of rate changes as well as other underwriting actions effective in April. These include use of actual cash value endorsements for older roofs, higher deductible options and a ramped-up inspection program to support accurate pricing for each home.

“We continue to invest capital and effort to improve our risk knowledge, our analytics and the technology we need to further streamline pricing, policy processing and customer service. In 2013, we plan to conduct approximately 80,000 commercial and personal lines property inspections, identifying opportunities to help policyholders control losses and to isolate risk factors to integrate into our pricing analytics. We have invested to hire and develop specialists who bring a higher level of experience and skill to specific aspects of claim management, loss control, analytics and other areas. Every quarter – every day – our associates are determined to do things just a little better, strengthening our ability to compete by supporting the advantages of our local independent agencies. That has been and continues to be our plan for achieving solid financial performance and creating shareholder value over the long term.”

Managing Interest Rate Risk

“Interest rates rose in the second quarter, putting pressure on the market value of fixed income securities that typically make up the major portion of insurer portfolios. In our bond portfolio, the lower market values at June 30 offset some of the strong unrealized gains added in recent years. As a result, book value per share at June 30 was $34.83 – better than $33.48 we reported at year-end 2012 but not as good as the $35.41 we reported at the end of first-quarter 2013.

“By design, we have built several advantages that should help soften the negative impact of rising interest rates on book value. First, our portfolio is generally laddered so we will capture higher yield as we reinvest proceeds from interest payments and bond redemptions. Secondly, our equity portfolio – strategically outsized relative to many insurers – gives us steady dividend income, and our equity holdings can be an effective hedge against some of the interest rate risk. Unrealized gains in our equity portfolio rose $38 million to over $1.4 billion during the second quarter. Finally and most importantly, our ongoing initiatives to drive premium growth and improve underwriting profitability of our property casualty insurance operations have been successful. We believe their full impact will continue to benefit future periods. Our insurance business is in excellent shape to provide cash for investment and earnings that support our shareholder dividend and add to book value.”

CINF 2Q13 Release	2

Consolidated Property Casualty Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change %	2013	2012	Change %

Earned premiums	$910	$826	10	$1,799	$1,624	11
Fee revenues	2	2	0	2	3	(33)
Total revenues	912	828	10	1,801	1,627	11

Loss and loss expenses	583	640	(9)	1,107	1,179	(6)
Underwriting expenses	295	265	11	582	516	13
Underwriting profit (loss)	$34	$(77)	nm	$112	$(68)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	64.0%	77.5%	(13.5)	61.5%	72.6%	(11.1)
Underwriting expenses	32.4	32.0	0.4	32.4	31.8	0.6
Combined ratio	96.4%	109.5%	(13.1)	93.9%	104.4%	(10.5)

			Change %			Change %
Agency renewal written premiums	$879	$798	10	$1,724	$1,560	11
Agency new business written premiums	139	131	6	274	239	15
Other written premiums	(34)	(26)	(31)	(44)	(53)	17
Net written premiums	$984	$903	9	$1,954	$1,746	12

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.9%	69.5%	(4.6)	61.5%	68.8%	(7.3)
Current accident year catastrophe losses	9.2	18.4	(9.2)	5.6	16.2	(10.6)
Prior accident years before catastrophe losses	(9.2)	(9.8)	0.6	(4.8)	(10.8)	6.0
Prior accident years catastrophe losses	(0.9)	(0.6)	(0.3)	(0.8)	(1.6)	0.8
Loss and loss expense ratio	64.0%	77.5%	(13.5)	61.5%	72.6%	(11.1)

Current accident year combined ratio before catastrophe losses	97.3%	101.5%	(4.2)	93.9%	100.6%	(6.7)

•	$81 million or 9 percent increase in second-quarter 2013 property casualty net written premiums and six-month growth of 12 percent. Growth reflected the effects of strategies for premium growth and higher pricing.
•	$8 million or 6 percent increase in second-quarter new business premiums written by agencies, reflecting more precise pricing and contributions from new agency appointments and other growth initiatives. Six-month new business premiums increased $35 million, including $18 million from standard market property casualty production from agencies appointed prior to the beginning of 2012 and $18 million from appointments since then, partially offset by a $1 million decrease for excess and surplus lines.
•	1,437 agency relationships in 1,804 reporting locations marketing standard market property casualty insurance products at June 30, 2013, compared with 1,408 agency relationships in 1,758 reporting locations at year-end 2012. Sixty-three new agency appointments were made during the first six months of 2013.
•	13.1 and 10.5 percentage-point second-quarter and first-half 2013 combined ratio improvement, primarily due to 9.5- and 9.8-point reductions in losses from natural catastrophes. Improved ratios for current accident year results before catastrophe losses in part reflect better pricing and ongoing effects from other recent-year claims management and loss control initiatives.
•	7.3 percentage-point improvement, to 61.5 percent, for the six-month 2013 ratio of accident year losses and loss expenses before catastrophes, despite a 0.3 point increase in the ratio for new losses of $250,000 or more per claim.
•	10.1 percentage-point second-quarter 2013 benefit from favorable prior accident year reserve development of $92 million, compared with 10.4 points or $85 million for second-quarter 2012. Six-month 2013 benefit before catastrophe losses of 4.8 points was lower than the six-month 2012 benefit of 10.8 points. The decline in six-month favorable reserve development was primarily due to higher estimates of incurred but not reported (IBNR) losses in the commercial casualty, commercial auto and personal auto lines of business.
•	0.4 and 0.6 percentage-point increase in the second-quarter and six-month underwriting expense ratios, as higher commissions offset the positive effects of ongoing expense management efforts and higher earned premiums.

CINF 2Q13 Release	3

Insurance Operations Highlights

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change %	2013	2012	Change %

Earned premiums	$645	$590	9	$1,276	$1,158	10
Fee revenues	1	1	0	1	2	(50)
Total revenues	646	591	9	1,277	1,160	10

Loss and loss expenses	399	413	(3)	764	761	0
Underwriting expenses	213	198	8	421	385	9
Underwriting profit (loss)	$34	$(20)	nm	$92	$14	557

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	61.9%	70.1%	(8.2)	59.9%	65.7%	(5.8)
Underwriting expenses	33.0	33.4	(0.4)	33.0	33.2	(0.2)
Combined ratio	94.9%	103.5%	(8.6)	92.9%	98.9%	(6.0)

			Change %			Change %
Agency renewal written premiums	$602	$552	9	$1,233	$1,123	10
Agency new business written premiums	100	91	10	197	166	19
Other written premiums	(24)	(17)	(41)	(24)	(37)	35
Net written premiums	$678	$626	8	$1,406	$1,252	12

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.2%	67.2%	(3.0)	61.4%	67.5%	(6.1)
Current accident year catastrophe losses	7.9	15.0	(7.1)	4.6	12.2	(7.6)
Prior accident years before catastrophe losses	(9.4)	(12.3)	2.9	(5.3)	(13.0)	7.7
Prior accident years catastrophe losses	(0.8)	0.2	(1.0)	(0.8)	(1.0)	0.2
Loss and loss expense ratio	61.9%	70.1%	(8.2)	59.9%	65.7%	(5.8)

Current accident year combined ratio before catastrophe losses	97.2%	100.6%	(3.4)	94.4%	100.7%	(6.3)

•	$52 million or 8 percent increase in second-quarter 2013 commercial lines net written premiums, primarily due to premium growth strategies and higher pricing. Twelve percent increase in six-month net written premiums.
•	$50 million and $110 million rise in second-quarter and six-month renewal written premiums reflected commercial lines renewal pricing changes, increasing on average in a mid-single-digit range, in addition to rising insured exposures.
•	$9 million or 10 percent increase in second-quarter new business written by agencies, reflecting recent agency appointments and higher pricing. $31 million six-month increase, with a double-digit growth rate in 24 of the 39 states where we offer standard market commercial lines policies.
•	8.6 and 6.0 percentage-point second-quarter and first-half 2013 combined ratio improvement primarily due to 8.1 and 7.4 point reductions in losses from natural catastrophes.
•	6.1 percentage-point improvement, to 61.4 percent, for the six-month 2013 ratio of accident year losses and loss expenses before catastrophes, despite a 2.0 point increase in the ratio for new losses of $250,000 or more per claim. Better pricing and ongoing effects from other recent-year claims and loss control initiatives drove the improvement.
•	10.2 percentage-point second-quarter 2013 benefit from favorable prior accident year reserve development of $66 million, compared with 12.1 points or $72 million for second-quarter 2012. Six-month 2013 benefit before catastrophe losses of 5.3 points was lower than the six-month 2012 benefit of 13.0 points.

CINF 2Q13 Release	4

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change %	2013	2012	Change %

Earned premiums	$237	$214	11	$468	$423	11
Fee revenues	1	1	0	1	1	0
Total revenues	238	215	11	469	424	11

Loss and loss expenses	166	210	(21)	307	384	(20)
Underwriting expenses	73	60	22	143	117	22
Underwriting profit (loss)	$(1)	$(55)	98	$19	$(77)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	69.5%	97.9%	(28.4)	65.5%	90.8%	(25.3)
Underwriting expenses	30.9	28.2	2.7	30.6	27.8	2.8
Combined ratio	100.4%	126.1%	(25.7)	96.1%	118.6%	(22.5)

			Change %			Change %
Agency renewal written premiums	$251	$227	11	$446	$402	11
Agency new business written premiums	30	29	3	58	53	9
Other written premiums	(8)	(6)	(33)	(16)	(12)	(33)
Net written premiums	$273	$250	9	$488	$443	10

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	66.8%	75.2%	(8.4)	60.9%	71.6%	(10.7)
Current accident year catastrophe losses	13.7	29.4	(15.7)	9.3	28.8	(19.5)
Prior accident years before catastrophe losses	(9.9)	(3.9)	(6.0)	(3.5)	(5.8)	2.3
Prior accident years catastrophe losses	(1.1)	(2.8)	1.7	(1.2)	(3.8)	2.6
Loss and loss expense ratio	69.5%	97.9%	(28.4)	65.5%	90.8%	(25.3)

Current accident year combined ratio before catastrophe losses	97.7%	103.4%	(5.7)	91.5%	99.4%	(7.9)

•	$23 million or 9 percent increase in second-quarter 2013 personal lines net written premiums, largely due to higher renewal written premiums that reflect rate increases. Ten percent increase in six-month net written premiums was also largely driven by renewal premium growth.
•	$1 million or 3 percent increase in second-quarter new business written by agencies, with slowing growth as expected due to underwriting actions such as expanded use of actual cash value loss settlement for older roofs.
•	25.7 and 22.5 percentage-point second-quarter and first-half 2013 combined ratio improvement primarily due to 14.0 and 16.9 point reductions in losses from natural catastrophes, plus lower loss ratios before catastrophe losses in part reflecting initiatives to improve pricing precision.
•	10.7 percentage-point improvement, to 60.9 percent, for the six-month 2013 ratio of accident year losses and loss expenses before catastrophes, reflecting better pricing and ongoing effects from other recent-year initiatives, in addition to a 4.8 point reduction in the ratio for new losses of $250,000 or more per claim.
•	11.0 percentage-point second-quarter 2013 benefit from favorable prior accident year reserve development of $26 million, compared with 6.7 points or $13 million for second-quarter 2012. Six-month 2013 benefit before catastrophe losses of 3.5 points was lower than the six-month 2012 benefit of 5.8 points.

CINF 2Q13 Release	5

Excess and Surplus Lines Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change %	2013	2012	Change %

Earned premiums	$28	$22	27	$55	$43	28

Loss and loss expenses	18	17	6	36	34	6
Underwriting expenses	9	7	29	18	14	29
Underwriting profit (loss)	$1	$(2)	nm	$1	$(5)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	66.9%	78.8%	(11.9)	66.1%	80.1%	(14.0)
Underwriting expenses	31.8	31.9	(0.1)	32.3	32.0	0.3
Combined ratio	98.7%	110.7%	(12.0)	98.4%	112.1%	(13.7)

			Change %			Change %
Agency renewal written premiums	$26	$19	37	$45	$35	29
Agency new business written premiums	9	11	(18)	19	20	(5)
Other written premiums	(2)	(3)	33	(4)	(4)	0
Net written premiums	$33	$27	22	$60	$51	18

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	65.7%	74.6%	(8.9)	69.6%	76.4%	(6.8)
Current accident year catastrophe losses	0.9	3.2	(2.3)	0.6	2.8	(2.2)
Prior accident years before catastrophe losses	(0.7)	0.7	(1.4)	(4.7)	0.2	(4.9)
Prior accident years catastrophe losses	1.0	0.3	0.7	0.6	0.7	(0.1)
Loss and loss expense ratio	66.9%	78.8%	(11.9)	66.1%	80.1%	(14.0)

Current accident year combined ratio before catastrophe losses	97.5%	106.5%	(9.0)	101.9%	108.4%	(6.5)

•	$6 million or 22 percent growth in second-quarter 2013 excess and surplus lines net written premiums, a growth rate similar to six months at 18 percent, with growth in both periods driven by renewal written premiums. Average renewal pricing increased in the low-double-digit range for both 2013 periods.
•	12.0 and 13.7 percentage-point combined ratio improvement for second-quarter and first-half of 2013, primarily due to lower current accident year losses and loss expenses before catastrophe losses that largely reflected higher pricing and typical variability from new losses incurred of $250,000 or more per claim.
•	6.8 percentage-point improvement, to 69.6 percent, for the six-month 2013 ratio of accident year losses and loss expenses before catastrophes, including a 3.2 percentage point reduction in the ratio for new losses of $250,000 or more per claim.

CINF 2Q13 Release	6

Life Insurance Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change %	2013	2012	Change %

Term life insurance	$31	$30	3	$60	$57	5
Universal life insurance	4	13	(69)	9	20	(55)
Other life insurance, annuity, and disability income products	9	8	13	17	15	13
Earned premiums	44	51	(14)	86	92	(7)
Investment income, net of expenses	34	34	0	69	68	1
Other income	1	-	nm	2	-	nm
Total revenues, excluding realized investment gains and losses	79	85	(7)	157	160	(2)
Contract holders' benefits	48	47	2	92	90	2
Operating expenses incurred	12	22	(45)	25	44	(43)
Total benefits and expenses	60	69	(13)	117	134	(13)
Net income before income tax and realized investment gains and losses	19	16	19	40	26	54
Income tax	7	5	40	14	9	56
Net income before realized investment gains and losses	$12	$11	9	$26	$17	53

•	$7 million or 14 percent decrease in second-quarter 2013 earned premiums, including a 3 percent increase for term life insurance, our largest life insurance product line. Three- and six-month growth rates for term life insurance were similar. Universal life insurance premiums declined due to unlocking of interest rate assumptions that slowed amortization of unearned front-end loads, with a corresponding decrease to operating expenses as more expenses were deferred to future periods.
•	$9 million decline to $21 million in first-half 2013 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.
•	$9 million increase in six-month 2013 profit, primarily due to lower operating expenses as first-quarter 2012 included an actuarial adjustment that decreased reinsurance-related expenses deferred to future periods.
•	$28 million or 3 percent first-half 2013 decline to $828 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company.

CINF 2Q13 Release	7

Investment and Balance Sheet Highlights

Investment Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change %	2013	2012	Change %
Total investment income, net of expenses, pretax	$131	$132	(1)	$259	$263	(2)
Investment interest credited to contract holders	(18)	(20)	10	(39)	(41)	5
Realized investment gains and losses summary:
Realized investment gains and losses	14	19	(26)	56	44	27
Change in fair value of securities with embedded derivatives	-	1	(100)	1	5	(80)
Other-than-temporary impairment charges	-	(14)	100	(2)	(30)	93
Total realized investment gains and losses	14	6	133	55	19	189
Investment operations profit	$127	$118	8	$275	$241	14

(In millions)	Three months ended June 30,			Six months ended June 30,
	2013	2012	Change %	2013	2012	Change %
Investment income:
Interest	$103	$106	(3)	$205	$212	(3)
Dividends	30	27	11	57	53	8
Other	-	1	(100)	1	2	(50)
Investment expenses	(2)	(2)	0	(4)	(4)	0
Total investment income, net of expenses, pretax	131	132	(1)	259	263	(2)
Income taxes	(32)	(32)	0	(63)	(64)	2
Total investment income, net of expenses, after-tax	$99	$100	(1)	$196	$199	(2)

Effective tax rate	24.1%	24.5%		24.2%	24.4%

Average yield pretax	4.14%	4.48%		4.16%	4.52%
Average yield after-tax	3.13%	3.40%		3.15%	3.42%

•	1 percent decline in second-quarter 2013 pretax investment income, largely reflecting lower bond interest income and other investment income from life insurance policy loans.
•	$244 million or 11 percent second-quarter 2013 net decrease in pretax unrealized investment portfolio gains, including a $38 million increase for the equity portfolio. $14 million of pretax net realized gains were from investment portfolio security sales or called bonds during the second quarter of 2013, including $12 million from the equity portfolio.

(Dollars in millions except share data)	At June 30,	At December 31,
	2013	2012
Balance sheet data:
Invested assets	$12,933	$12,534
Total assets	17,034	16,548
Short-term debt	104	104
Long-term debt	790	790
Shareholders' equity	5,699	5,453
Book value per share	34.83	33.48
Debt-to-total-capital ratio	13.6%	14.1%

•	$13.315 billion in consolidated cash and invested assets at June 30, 2013, up 2 percent from $13.021 billion at year-end 2012.
•	$8.992 billion bond portfolio at June 30, 2013, with an average rating of A2/A. Fair value declined $177 million or 2 percent during the second quarter of 2013.
•	$3.875 billion equity portfolio was 30.0 percent of invested assets, including $1.423 billion in pretax net unrealized gains at June 30, 2013. $74 million or 2 percent second-quarter 2013 growth in fair value.
•	$4.142 billion of statutory surplus for the property casualty insurance group at June 30, 2013, up $228 million from $3.914 billion at year-end 2012, after declaring $175 million in dividends to the parent company. The ratio of net written premiums to property casualty statutory surplus for the 12 months ended June 30, 2013, was 0.9-to-1, unchanged from year-end 2012.
•	Value creation ratio of 6.4 percent for first six months of 2013 included 4.2 percent from net income before net realized investment gains and 2.0 percent from investment portfolio realized gains and changes in unrealized gains.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

CINF 2Q13 Release	8

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2012 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 26.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•	Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 2Q13 Release	9

Cincinnati Financial Corporation

Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	June 30,	December 31,
	2013	2012

Assets
Investments	$12,933	$12,534
Cash and cash equivalents	382	487
Premiums receivable	1,350	1,214
Reinsurance recoverable	582	615
Other assets	1,787	1,698
Total assets	$17,034	$16,548

Liabilities
Insurance reserves	$6,629	$6,525
Unearned premiums	1,947	1,792
Deferred income tax	512	453
Long-term debt and capital lease obligations	833	827
Other liabilities	1,414	1,498
Total liabilities	11,335	11,095

Shareholders' Equity
Common stock and paid-in capital	1,558	1,528
Retained earnings	4,152	4,021
Accumulated other comprehensive income	1,221	1,129
Treasury stock	(1,232)	(1,225)
Total shareholders' equity	5,699	5,453
Total liabilities and shareholders' equity	$17,034	$16,548

(Dollars in millions except per share data)	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Revenues
Earned premiums	$954	$877	$1,885	$1,716
Investment income, net of expenses	131	132	259	263
Realized investment gains and losses, net	14	6	55	19
Other revenues	5	5	8	8
Total revenues	1,104	1,020	2,207	2,006

Benefits and Expenses
Insurance losses and policyholder benefits	631	687	1,199	1,269
Underwriting, acquisition and insurance expenses	307	287	607	561
Interest expense	14	13	27	27
Other operating expenses	4	4	9	8
Total benefits and expenses	956	991	1,842	1,865

Income Before Income Taxes	148	29	365	141

Provision (Benefit) for Income Taxes	38	(3)	101	23

Net Income	$110	$32	$264	$118

Per Common Share:
Net income—basic	$0.67	$0.20	$1.62	$0.73
Net income—diluted	0.66	0.20	1.60	0.72

CINF 2Q13 Release	10

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures

(See attached tables for 2013 reconciliations; prior-period reconciliations available at cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•	Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•	Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•	Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•	Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

CINF 2Q13 Release	11

Cincinnati Financial Corporation

Balance Sheet Reconciliation
(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Book value change per share:
Book value as originally reported December 31, 2011				$31.16
Cumulative effect of a change in accounting for deferred policy acquisition costs, net of tax				(0.13)
Book value as adjusted December 31, 2011				$31.03

Value creation ratio:
End of period book value - as originally reported	$34.83	$31.66	$34.83	$31.66
Less beginning of period book value - as originally reported	35.41	32.07	33.48	31.16
Change in book value - as originally reported	(0.58)	(0.41)	1.35	0.50
Dividend declared to shareholders	0.4075	0.4025	0.815	0.805
Total contribution to value creation ratio	$(0.1725)	$(0.0075)	$2.1650	$1.305

Contribution to value creation ratio from change in book value*	(1.6)%	(1.3)%	4.0%	1.6%
Contribution to value creation ratio from dividends declared to shareholders**	1.2	1.3	2.4	2.6
Value creation ratio	(0.4)%	0.0%	6.4%	4.2%

* Change in book value divided by the beginning of period book value as originally reported

** Dividend declared to shareholders divided by beginning of period book value as originally reported

Net Income Reconciliation

(In millions except per share data)	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net income	$110	$32	$264	$118
Net realized investment gains and losses	10	4	36	13
Operating income	100	28	228	105
Less catastrophe losses	(49)	(96)	(56)	(154)
Operating income before catastrophe losses	$149	$124	$284	$259

Diluted per share data:
Net income	$0.66	$0.20	$1.60	$0.72
Net realized investment gains and losses	0.05	0.03	0.22	0.07
Operating income	0.61	0.17	1.38	0.65
Less catastrophe losses	(0.30)	(0.59)	(0.34)	(0.94)
Operating income before catastrophe losses	$0.91	$0.76	$1.72	$1.59

CINF 2Q13 Release	12

Cincinnati Financial Corporation

Property Casualty Reconciliation

	Three months ended June 30, 2013
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$984	$678	$273	$33
Unearned premiums change	(74)	(33)	(36)	(5)
Earned premiums	$910	$645	$237	$28

Statutory ratio:
Statutory combined ratio	94.6%	93.4%	98.0%	97.8%
Contribution from catastrophe losses	8.3	7.1	12.6	1.9
Statutory combined ratio excluding catastrophe losses	86.3%	86.3%	85.4%	95.9%

Commission expense ratio	18.5%	17.9%	19.0%	26.3%
Other expense ratio	12.1	13.6	9.5	4.6
Statutory expense ratio	30.6%	31.5%	28.5%	30.9%

GAAP ratio:
GAAP combined ratio	96.4%	94.9%	100.4%	98.7%
Contribution from catastrophe losses	8.3	7.1	12.6	1.9
Prior accident years before catastrophe losses	(9.2)	(9.4)	(9.9)	(0.7)
GAAP combined ratio excluding catastrophe losses and prior accident years	97.3%	97.2%	97.7%	97.5%

	Six months ended June 30, 2013
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$1,954	$1,406	$488	$60
Unearned premiums change	(155)	(130)	(20)	(5)
Earned premiums	$1,799	$1,276	$468	$55

Statutory ratio:
Statutory combined ratio	91.8%	90.1%	95.9%	98.1%
Contribution from catastrophe losses	4.8	3.8	8.1	1.2
Statutory combined ratio excluding catastrophe losses	87.0%	86.3%	87.8%	96.9%

Commission expense ratio	18.2%	17.2%	20.2%	26.6%
Other expense ratio	12.1	13.0	10.2	5.4
Statutory expense ratio	30.3%	30.2%	30.4%	32.0%

GAAP ratio:
GAAP combined ratio	93.9%	92.9%	96.1%	98.4%
Contribution from catastrophe losses	4.8	3.8	8.1	1.2
Prior accident years before catastrophe losses	(4.8)	(5.3)	(3.5)	(4.7)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	93.9%	94.4%	91.5%	101.9%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.

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